UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2006

Date of Report (Date of earliest event reported)

AAR CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road
Wood Dale, Illinois 60191
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On June 20, 2006, AAR CORP. (the “Company”) amended its Credit Agreement with Merrill Lynch Capital in connection with the stock repurchase authorization reported in Item 8.01 Other Events below. The amendment changes financial covenants in the Credit Agreement to permit the Company to purchase shares of AAR common stock on the open market having a fair market value of up to $28 million.

Item 8.01         Other Events

On June 20, 2006, the Board of Directors of the Company authorized the repurchase of up to 1.5 million shares of AAR CORP. common stock, from time to time, as market conditions warrant, in accordance with applicable Securities and Exchange Commission rules and regulations governing repurchase of issuer stock. This authorization supersedes all previously approved stock repurchase authorizations.

The Company anticipates announcing its Fiscal 2006 earnings on July 12, 2006.

Item 9.01         Financial Statements and Exhibits

(d)                           Exhibits

4.8                                 Amendment No. 4 dated June 20, 2006 to the Credit Agreement dated March 29, 2003 between AAR CORP and various subsidiaries and Merrill Lynch Capital.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2006

AAR CORP.

	By:	/s/ TIMOTHY J. ROMENESKO
Timothy J. Romenesko
Vice President, Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.8	Amendment No. 4 dated June 20, 2006 to the Credit Agreement dated March 29, 2003 between AAR CORP and various subsidiaries and Merrill Lynch Capital (filed herewith).